   As filed with the Securities and Exchange Commission on December 23, 1998.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SUIZA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                        75-2559681
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)



                        2515 MCKINNEY AVENUE, SUITE 1200
                               DALLAS, TEXAS 75201
                                 (214) 303-3400


  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ---------------

    Gregg L. Engles                                COPIES TO:
    Chairman of the Board and                      William A. McCormack
    Chief Executive Officer                        Hughes & Luce, L.L.P.
    2515 McKinney Avenue                           1717 Main Street, Suite 2800
    Suite 1200                                     Dallas, Texas  75201
    Dallas, Texas  75201                           (214) 939-5500
    (214) 303-3400


                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                       AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF SHARES TO BE              TO BE           AGGREGATE PRICE          AGGREGATE          REGISTRATION
          REGISTERED                 REGISTERED           PER UNIT(1)        OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        32,574 shares           $41.16              $1,340,746              $396
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the Common Stock, as reported on the New York Stock Exchange on December 16, 1998, in accordance with Rules 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             SUIZA FOODS CORPORATION

                                  32,574 SHARES
                                  COMMON STOCK

                      ------------------------------------


         The stockholder identified below under the caption "Selling Stockholder" may offer to sell up to 32,574 shares of our common stock.

         We have already issued to the selling stockholder the shares being offered by the selling stockholder, or we will issue the shares being offered by the selling stockholder prior to the sale of the shares. This offering is not part of the original issuance of the shares of common stock. We will not receive any of the proceeds from the selling stockholder's sale of their shares. The selling stockholder may offer the shares in transactions on the New York Stock Exchange, in negotiated transactions, or through a combination of these methods. The selling stockholder may offer the shares at prices relating to the prevailing market prices or at negotiated prices.

         The common stock is quoted on the NYSE under the symbol "SZA." On December 22, 1998 the last sale price of the common stock, as reported on the NYSE, was $45.63 per share.

                      ------------------------------------


    INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON
                                    PAGE 4.

                      ------------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      ------------------------------------

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The selling stockholder may offer to sell, and seek offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.


                   This Prospectus is dated December 23, 1998.

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Available Information                                                     1
Incorporation of Certain Documents by Reference                           2
The Company                                                               4
Risk Factors                                                              4
Cautionary Statement Concerning
    Forward -Looking Statements                                           9
Selling Stockholder                                                      11
Plan of Distribution                                                     11
Use of Proceeds                                                          12
Legal Matters                                                            12
Experts                                                                  12



         We are a Delaware corporation. Our principal executive offices are located at 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201, and our telephone number is 214-303-3400. We maintain a worldwide web site at http://www.suizafoods.com. In this Prospectus, the "Company," "Suiza," "we," "us" and "our" refer to Suiza Foods Corporation and its subsidiaries, unless the context otherwise requires. In addition, "Common Stock" refers to our Common Stock, $0.01 par value per share.

                              AVAILABLE INFORMATION

         Suiza Foods Corporation (the "Company" or "Suiza") is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Section is available by calling the Commission at 1-800-SEC-0330. The Company is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "SZA." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

         The Company has filed with the Commission a Registration Statement on Form S-3, (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto filed by the Company with the Commission may be inspected and copied at the locations described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Suiza will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner of the securities offered hereby, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                                    Suiza Foods Corporation
                                    2515 McKinney Avenue
                                    Suite 1200
                                    Dallas, Texas  75201
                                    Attn:  Corporate Secretary
                                    (214) 303-3400

     The following documents previously filed with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

1. Suiza's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12755).

2. Suiza's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

3. Suiza's Current Report on Form 8-K filed July 14, 1997 (as amended on August 22, 1997), which includes the audited financial statements of Dairy Fresh L.P. and The Garelick Companies (File No. 1-12755).

4. Suiza's Current Report on Form 8-K filed March 9, 1998 (as amended by Current Report on Form 8-K/A filed April 7, 1998), which includes the audited financial statements of Land-O-Sun Diaries, L.L.C. (File No. 1-12755).

5. Suiza's Current Reports on Form 8-K filed January 15, 1998, February 18, 1998, February 25, 1998, March 10, 1998, March 18, 1998, March 20, 1998,
     June 2, 1998, September 14, 1998 and December 18, 1998.

6. Continental Can Company, Inc.'s ("Continental Can") Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-6690).

7. Continental Can's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-6690).

8. The description of the Common Stock contained in Suiza's Registration Statement on Form 8-A filed on February 19, 1997 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description.

9. The description of the Common Stock Purchase Rights contained in Suiza's Registration Statement on Form 8-A filed on March 10, 1998 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description

         All reports and other documents filed by Suiza pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, replaced or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies, replaces or supersedes the earlier statement. Any statement so modified, replaced or superseded shall not be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

         You should read this summary together with the more detailed information and our financial statements and notes appearing elsewhere in, or incorporated by reference in, this Prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                   THE COMPANY

         We are a leading manufacturer and distributor of fresh milk and related dairy products and plastic packaging in the United States. We also manufacture, distribute and market refrigerated, shelf-stable and frozen food products. Each of our operating subsidiaries is a leading competitor in its market, with an established reputation for customer service and product quality. Our dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. Our customers in the plastic packaging business include regional dairy manufacturers, bottled water processors, beverage manufacturers, and consumer and industrial products companies. We have grown primarily through an successful aggressive strategy, having consummated 26 acquisitions since our initial public offering in April 1996.

         We are a Delaware corporation with its principal offices located at 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201 (telephone number 214-303-3400).

                                  RISK FACTORS

         You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones facing our company. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the price of the Common Stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this Prospectus, including our financial statements and the related notes.

         This Prospectus contains forward-looking statements. These statements refer to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statement.

WE MAY HAVE DIFFICULTIES IN EXECUTING OUR ACQUISITION STRATEGY

     We intend to expand our dairy, food distribution and plastic packaging businesses primarily through acquisitions. Acquisitions are subject to various risks, including:

     -- increased competition for acquisitions, which could result in higher acquisition prices;

     -- inability to find suitable acquisition candidates at acceptable prices;

     -- insufficient capital resources to complete acquisitions; inability to enter into definitive agreements for desired acquisitions;

     --   inability to successfully integrate acquired companies;

     --   inability to retain key customers of acquired companies; and

     -- inability to complete planned acquisitions due to governmental constraints.

     We also cannot assure you that any such acquisitions, if consummated, will be advantageous to us. If we fail to successfully pursue our acquisition strategy, our business, financial condition and results of operations could be materially or adversely affected.

WE MAY HAVE DIFFICULTIES MANAGING OUR GROWTH

     We have expanded our operations rapidly in recent years. We intend to continue expansion in the foreseeable future. This rapid growth places a significant demand on management, financial and operational resources. The integration of businesses we have acquired or will acquire in the future may (1) result in unforeseen difficulties; (2) require us to invest more capital than we expected or (3) use our management resources more than we expected. If we fail to successfully integrate businesses that we have acquired, our business, financial condition and results of operations will be materially or adversely affected.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS

     Our dairy and food distribution businesses are subject to significant competition. Our principal competitors are dairy operations and large national food service distributors that operate in our markets. We compete in the dairy and food distribution businesses on the basis of a number of factors, including service, price, brand recognition, quality and breadth of product line. Certain of our competitors are large, well capitalized and may have greater financial, operational and marketing resources than we do.

     The dairy industry has excess capacity and has been in the process of consolidation for many years. Excess capacity has resulted from the development of more efficient manufacturing techniques, the establishment of captive dairy manufacturing operations by large grocery retailers and relatively little growth in the demand for fresh milk products. We could be adversely affected by any expansion of production capacity in one of our regional markets.

     The plastic packaging industry is also subject to significant competition. Our principal competitors are larger independent manufacturing companies and vertically integrated food and industrial companies that operate captive plastic packaging manufacturing facilities. We compete in the plastic packaging industry on the basis of a number of factors, including price, quality and service. Many of our competitors in the plastics industry are larger and better capitalized than us, and have greater resources than we do.

     We expect to encounter additional competition as we address new markets. We cannot be sure that we will compete successfully against our competitors in the future. If we fail to compete successfully against our current or future competitors, our business, financial condition and results of operations will be materially or adversely affected.

WE HAVE SUBSTANTIAL INDEBTEDNESS AND MAY INCUR ADDITIONAL INDEBTEDNESS

     We have substantial indebtedness. Under our senior credit facility, we can incur substantial amounts of additional indebtedness in the future. We have pledged the stock of our significant subsidiaries to secure our indebtedness under our senior credit facility. The senior credit facility and related debt service obligations may:

     --   limit our ability to obtain additional financing in the future;

     -- require us to dedicate a significant portion of our cash flow to the payment of principal and interest on its indebtedness, thereby reducing the funds we have available for other purposes;


     -- limit our flexibility in planning for, or reacting to, changes in its business and market conditions; and

     -- impose on us additional financial and operational restrictions, including restrictions on dividends.

     Our ability to make scheduled payments on our indebtedness depends on our financial and operating performance. Our financial and operating performance is subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control. If we do not comply with the financial and other restrictive covenants under our senior credit facility, we may default under our senior credit facility. If we default under our senior credit facility, and this default is not cured or waived, our business, financial condition and results of operations could be materially and adversely affected.

     We periodically enter into various interest hedging agreements. These agreements limit the amount of interest that we pay. This reduces our exposure to interest rate fluctuations. To the extent that the amount of indebtedness outstanding under our senior credit facility exceeds the amount of indebtedness covered by any such hedging agreements, we may be exposed to the risk that higher interest rates will materially increase our interest expense.

OUR RAW MATERIAL COSTS COULD INCREASE

     The price of raw milk in the United States changes due to supply and demand. Currently, federal or state government agencies establish minimum support prices monthly on a regional basis. In 1996, Congress passed legislation to phase out support prices over a specified period. We cannot guarantee that raw milk prices in the United States will not increase materially.

Volatility in raw milk prices or in the cost of other raw materials we use could reduce the profitability of our operations, which could have a material adverse effect on us. The raw materials that we primarily use are raw milk, butter fat and resin. We cannot be sure that the prices of these raw materials will not increase. If the prices of these raw materials do increase, our business, financial conditions and results of operations could be materially or adversely affected. The United States Department of Agriculture has recently proposed a number of changes to the Federal Milk Marketing Order program, including changes in pricing classifications for certain dairy products. We do not know if these proposals will be adopted in their current or another form. We do not know what the impact of any final rules would be on the market for dairy products. We cannot guarantee that any changes in the current Federal Milk Marketing Order program would not have a material adverse effect on us.

WE COULD BE ADVERSELY AFFECTED BY CHANGES IN REGULATIONS

     As a manufacturer and distributor of food products, we are subject to federal, state and local laws and regulations relating to:

          --   manufacturing (including composition and ingredients);

          --   labeling;

          --   packaging; and

          --   safety.

     The United States Food and Drug Administration and various state and local agencies enforce these laws and regulations by inspecting our facilities and requiring remedial action if necessary. An actual or perceived problem with the quality or safety of products at any of our facilities could lead to:

          --   product withdrawals;

          --   product recalls;

          --   remediation expenses;

          --   temporary plant closings; and

          --   related negative publicity.

Any of these events could have a material or adverse effect on our business, financial condition and results of operations. Our operations are also subject to other federal, Puerto Rico, state and local governmental regulation.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS

     Our success depends largely on the skills, experience and performance of some key members of our management. The loss of any key members of our management may materially or adversely affect our business, financial condition and results of operations. We have not obtained key man life insurance with respect to any of our key members of management.

RISKS RELATING TO YEAR 2000 PROBLEMS MAY ADVERSELY AFFECT OUR BUSINESS

     Some computers, software and other equipment include computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems could fail to operate or fail to produce correct results because they may interpret "00" to mean 1900, rather than 2000 -- widely known as the "Year 2000 Problem". These problems are likely to increase in frequency and severity as the year 2000 approaches. The Year 2000 Problem affects some of our computers, software and other equipment. If we fail to properly recognize and address the Year 2000 Problem in our systems, our business, financial condition and results of operations could be materially and adversely affected.

     We believe that we have identified most of the major computers, software and other equipment used in connection with our internal operations that must be modified, upgraded or replaced to minimize the possibility of a material disruption to our business. We have commenced the process of modifying, upgrading and replacing major systems that have been assessed as adversely affected, and we expect to complete this process before the occurrence of any material disruption of our business. We have commenced the process of identifying other computers, software and other equipment that may be affected by the Year 2000 Problem, and determining whether remedial action is needed. We expect to complete this process by mid-1999.

     The Year 2000 Problem also affects some of our customers and major suppliers of computers, software, and other equipment. We have discussed the Year 2000 Problem with some of these customers and suppliers, but we cannot guarantee that they will resolve any or all Year 2000 Problems. If our customers and suppliers fail to resolve Year 2000 Problems, our business could be materially disrupted.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS

     Some provisions in our Certificate of Incorporation and Bylaws could delay, defer, prevent or make more difficult a merger, tender offer, or proxy contest involving our company that our stockholders might view as being in their best interests, including a change of control that might result in a price higher than the market price for shares of our common stock. Among other things, these provisions:


     -- authorize our Board of Directors to issue preferred stock in series with the terms of each series to be fixed by our Board of Directors;

     -- divide our Board of Directors into three classes so that only approximately one-third of the total number of directors will be elected each year;

     --   permit directors to be removed only for cause; and

     -- specify advance notice requirements for stockholder proposals and director nominations.

In addition, with certain exceptions, Section 203 of the Delaware General Corporation Law restricts certain mergers and other business combinations between us and any holder of 15% or more of our voting stock.

     We also have a stockholder rights plan. Under this plan, after the occurrence of specified events, our stockholders will be able to buy stock from us or our successor at reduced prices. These rights will not extend, however, to persons participating in takeover attempts without the consent of our Board of Directors. Accordingly, this plan could delay, defer or prevent a change of control of our company.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS

     We sell food products for human consumption. The sale of food products for human consumption involves risks such as:

     --   unauthorized third parties tampering with the products;

     -- product contamination or spoilage, including contamination by foreign objects, substances, chemicals, aflatoxin and other agents; and

     -- residues being introduced to the products while they are being grown, stored, handled or transported.

There can therefore be no assurance that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. There can also be no assurance that we will not incur claims or liabilities for which we are not insured or that exceed our insurance coverages. If we are subject to such claims, our business, financial condition and results of operations could be materially or adversely affected.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus.

         Among the key factors that may have a direct bearing on our results and financial condition are (1) risks associated with our acquisition strategy, including our ability to integrate the operations of our acquired businesses and realize operating efficiencies; (2) risks relating to our leverage position; (3) risks associated with intense competition in our industries; (4) the impact of governmental regulations affecting the dairy industry; (5) risks associated with volatility in the costs of raw goods such as butterfat and (6) the impact of extreme weather conditions.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results.

                               SELLING STOCKHOLDER

         The table below sets forth information with respect to the beneficial ownership of the common stock of Suiza by the selling stockholder immediately prior to this offering and as adjusted to reflect the sale of shares of common stock pursuant to the offering. The selling stockholder does not own in excess of one percent (1%) of the outstanding common stock of Suiza. All information with respect to the beneficial ownership has been furnished by the selling stockholder:


                                                Beneficial Ownership                Beneficial Ownership
                                                 Prior to Offering                   After Offering (2)
                                       --------------------------------------     -----------------------
                                       Number of     Percent of     Shares to     Number of    Percent of
Name of Beneficial Owner                 Shares       Class (1)      be Sold (2)    Shares       Class
------------------------               ----------   ------------    ---------     ----------    -------
Wesperada, Limited                        32,574        0.093%       32,574          -0-           -0-


---------------

(1) Computed based on common stock outstanding as of September 30, 1998.

(2) Assumes all the shares of common stock that may be offered are sold.


                              PLAN OF DISTRIBUTION

         The common stock being offered by the selling stockholder pursuant to this Prospectus may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to the then-current market price of the common stock, or in negotiated transactions. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 145 under the Act may be sold under either of such rules rather than pursuant to this Prospectus. From time to time the selling stockholder may engage in short sales, short sales versus the box, puts and calls and other transactions in securities issued by the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith.

        In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholder in amounts to be negotiated immediately prior to the sale. The selling stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds or sales discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from this offering.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas. William A. McCormack, a partner with Hughes & Luce, L.L.P., beneficially owns 41,795 shares of Common Stock.


                                     EXPERTS


         The consolidated financial statements of Suiza Foods Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated in this Prospectus by reference from the Suiza Foods Corporation Annual Report on Form 10-K for the year ended December 31, 1997. Such consolidated financial statements, except The Morningstar Group Inc.'s consolidated financial statements as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, which have been consolidated with those of Suiza Foods Corporation, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm upon their authority as experts in accounting and auditing. The consolidated financial statements of The Morningstar Group Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 (consolidated with those of Suiza Foods Corporation for those periods and which are not presented separately) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Continental Can Company, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference.

         The financial statements of Dairy Fresh, L.P., a Delaware limited partnership, as of December 31, 1996 and 1995 and for the years then ended and the period from July 1, 1994 (date of acquisition) to December 31, 1994, incorporated by reference into this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report which is incorporated herein by reference.

         The combined financial statements of The Garelick Companies, as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, incorporated by reference into this Prospectus have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as stated in their report which is incorporated herein by reference.

                                  32,574 SHARES

                             SUIZA FOODS CORPORATION

                                  COMMON STOCK

                                  ------------

                                   PROSPECTUS
                                  ------------

                   TABLE OF CONTENTS

                                                                     Page
Available Information                                                 1
Incorporation of Certain Documents by Reference                       2
The Company                                                           4
Risk Factors                                                          4
Cautionary Statement Concerning                                       9
    Forward -Looking Statements
Selling Stockholder                                                  11
Plan of Distribution                                                 11
Use of Proceeds                                                      12
Legal Matters                                                        12
Experts                                                              12

                                December 23, 1998

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Company.

       Registration fee                                          $     396
       Accounting fees and expenses                                  2,500
       Legal fees and expenses                                       5,000
       Blue Sky fees and expenses (including counsel fees)           1,000
       Miscellaneous expenses                                        2,000
                                                                  --------
                Total:                                            $ 10,896
                                                                  ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The Company's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 23, 1998.

                                 SUIZA FOODS CORPORATION



                                 By: /S/ GREGG L. ENGLES
                                     -------------------------------------
                                     Gregg L. Engles
                                     Chairman of the Board,
                                     Chief Executive Officer and Director


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them, our true and law attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Suiza Food Corporation's Registration Statement on Form S-3, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                             Title                            Date
--------------------------      -------------------------------      ------------------
/S/ GREGG L. ENGLES             Chairman of the Board, Chief         December 23, 1998
--------------------------      Executive Officer and Director
Gregg L. Engles                 (Principal Executive Officer)


---------------------------     Director
Alan J. Bernon

/S/ CLETES O. BESHEARS          Director                             December 23, 1998
---------------------------
Cletes O. Beshears

/S/ STEPHEN L. GREEN            Director                             December 23, 1998
--------------------------
Stephen L. Green

/s/ JOSEPH S. HARDIN, JR.       Director                             December 23, 1998
--------------------------
Joseph S. Hardin, Jr.

/s/ ROBERT L. KAMINSKI          Director                             December 23, 1998
--------------------------
Robert L. Kaminski

/s/ DAVID F. MILLER, SR.        Director                             December 23, 1998
--------------------------
David F. Miller, Sr.

/s/ JOHN R. MUSE                Director                             December 23, 1998
--------------------------
John R. Muse

/s/ HECTOR M. NEVARES           Director                             December 23, 1998
--------------------------
Hector M. Nevares

/s/ DELTON C. PARKS             Director                             December 23, 1998
--------------------------
Delton C. Parks

/s/ P. EUGENE PENDER            Director                             December 23, 1998
--------------------------
P. Eugene Pender

                                Director
--------------------------
Jim L. Turner

/S/ BARRY A. FROMBERG           Executive Vice President             December 23, 1998
--------------------------      and Chief Financial Officer
Barry A. Fromberg               (Principal Financial and
                                Accounting Officer)

                                INDEX TO EXHIBITS

Exhibit Number                  Description of Exhibits
--------------                  -----------------------
      4.1        Specimen of Common Stock Certificate.  (Filed Exhibit 4.1 to the Company's
                 Registration Statement on Form S-1, Registration No. 333-1858, and incorporated herein by reference.)
      5.1        Opinion of Hughes & Luce, L.L.P.
     23.1        Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
     23.2        Consent of Deloitte & Touche LLP
     23.3        Consent of KPMG Peat Marwick LLP
     23.4        Consent of McGladrey & Pullen, LLP
     23.5        Consent of PricewaterhouseCoopers L.L.P.
     23.6        Consent of Arthur Andersen LLP
     24.1        Power of Attorney (included in Part II of this Registration Statement)